Exhibit 33.1

MANAGEMENT’S ASSERTION ON
COMPLIANCE WITH REGULATION AB CRITERIA

Protective Life Insurance Company (the “Asserting Party”) is responsible for assessing compliance as of December 31, 2013 and for the period from January 1, 2013 through December 31, 2013 (the “Reporting Period”) with the servicing criteria specified in item 1122(d) of the Securities and Exchange Commission’s Regulation AB, except for the criteria in Appendix A, which we have concluded are not applicable to the servicing of our Protective Life Secured Trust Notes (the “Platform”) or are not serviced by the Asserting Party (the “Applicable Servicing Criteria”).

The Asserting Party has assessed its compliance with the Applicable Servicing Criteria for the Reporting Period and has concluded that the Asserting Party has complied, in all material respects, with the Applicable Servicing Criteria for the Platform serviced by the Asserting Party listed in Appendix B.

PricewaterhouseCoopers LLP, an independent registered public accounting firm, has issued an attestation report on the assessment of compliance with the Applicable Servicing Criteria for the Reporting Period as set forth in this assertion.

Protective Life Insurance Company

By:	/s/ LANCE BLACK
Name:	Lance Black
Title:	Senior Vice President and Treasurer

Date: March 25, 2014

APPENDIX A
SERVICING CRITERIA NOT APPLICABLE TO ASSERTING PARTY

The following servicing criteria of 1122(d) of Regulation AB are applicable to the platform and included in The Bank of New York Mellon’s assertion (see Exhibit 33.2 to the 10-K), but excluded from the Asserting Party’s assertion:

229.1122(d)(1)(i)-(ii)

229.1122(d)(2)(i) — (vii)

229.1122(d)(3)(ii) — (iv)

229.1122(d)(4)(i) — (v)

229.1122(d)(4)(vii)

229.1122(d)(4)(xv)

The following servicing criteria of 1122(d) of Regulation AB are not provided for in the underlying documentation of the platform and, therefore, not applicable to the platform:

229.1122(d)(1)(iii) — (iv)

229.1122(d)(4)(vi)

229.1122(d)(4)(viii)

229.1122(d)(4)(x) — (xiv)

APPENDIX B
INDIVIDUAL TRUSTS RELATED TO PROGRAM

The Asserting Party has assessed its compliance with the Applicable Servicing Criteria for the following trusts:

Protective Life Secured Trust 2007-6

Protective Life Secured Trust 2008-3

Protective Life Secured Trust 2008-4

Protective Life Secured Trust 2008-5

Protective Life Secured Trust 2008-6

Protective Life Secured Trust 2008-7

Protective Life Secured Trust 2008-8

Protective Life Secured Trust 2008-9

Protective Life Secured Trust 2008-10

Protective Life Secured Trust 2008-11

Protective Life Secured Trust 2008-12

Protective Life Secured Trust 2008-13

Protective Life Secured Trust 2008-20